UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

3854 American Way, Suite A, Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Credit Agreement

On February 4, 2019, Amedisys, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Credit Agreement, effective as of that date (the “First Amendment”), by and among the Company and Amedisys Holding, L.L.C., a wholly-owned subsidiary of the Company (“Holding” and together with the Company, the “Borrowers”), as the borrowers, certain subsidiaries of the Company party thereto as guarantors, Bank of America, N.A. (the “Administrative Agent”), as the administrative agent, swingline lender and letter of credit issuer, JPMorgan Chase Bank, N.A. (“JP Morgan”), as syndication agent, Capital One Bank, National Association, Citizens Bank, N.A., Compass Bank, Fifth Third Bank, Hancock Whitney Bank, Regions Bank, and Wells Fargo Bank, National Association, as co-documentation agents, the lenders party thereto (the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Citizens Bank, N.A., Fifth Third Bank and JP Morgan, as joint lead arrangers, and Merrill Lynch and JP Morgan, as joint bookrunners. The First Amendment amends the Amended and Restated Credit Agreement, dated as of June 29, 2018 (the “Existing Credit Agreement”, and as amended by the First Amendment, the “Amended Credit Agreement”).

The Amended Credit Agreement provides for a senior secured credit facility in an initial aggregate principal amount of up to $725 million, which includes a revolving facility in the principal amount of $550 million (the “Revolving Facility”), which existed under the Existing Credit Agreement, and a term loan facility in the principal amount of up to $175 million (the “Term Loan Facility” and collectively with the Revolving Facility, the “Credit Facility”), which was added by the First Amendment. The Revolving Facility includes a $60 million sublimit for the issuance of standby letters of credit and a $25 million sublimit for swingline loans.

The Company borrowed the entire principal amount of the Term Loan Facility on February 4, 2019 in order to fund a portion of the purchase price of the Compassionate Care Hospice Group, Inc. acquisition (described in Item 2.01 below), with the remainder of the purchase price and associated transactional fees and expenses funded by proceeds from the Revolving Facility.

The loans issued under the Credit Facility bear interest on a per annum basis, at the Borrower’s election, at either (i) the Base Rate plus an applicable margin or (ii) the Eurodollar Rate plus an applicable margin. In the Amended Credit Agreement “Base Rate” and “Eurodollar Rate” have the same definitions as in the Existing Credit Agreement, which rates are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2018. The Amended Credit Agreement, however, provides for an applicable margin that is 0.25% lower than the margin provided in the Existing Credit Agreement. As a result, the current applicable margin for Base Rate loans and Eurodollar Rate loans is equal to 0.50% per annum and 1.50% per annum, respectively. The applicable margin may be adjusted to an amount equal to 0.25% per annum, 0.75% per annum and 1.00% per annum for Base Rate loans, and to an amount equal to 1.25% per annum, 1.75% per annum, and 2.00% per annum for Eurodollar Rate loans, depending on the Borrowers’ consolidated leverage ratio at the end of each fiscal quarter.

The final maturity date of the Credit Facility is February 4, 2024. The Revolving Facility will terminate and be due and payable as of the final maturity date. The Term Loan Facility, however, is subject to quarterly amortization of principal in the amount of (i) 0.625% for the period commencing on February 4, 2019 and ending on March 31, 2020, (ii) 1.250% for the period commencing on April 1, 2020 and ending on March 31, 2023, and (iii) 1.875% for the period commencing on April 1, 2023 and ending on February 4, 2024. The remaining balance of the Term Loan Facility must be paid upon the final maturity date. In addition to the scheduled amortization of the Term Loan Facility, and subject to customary exceptions and reinvestment rights, the Borrowers are required to prepay the Term Loan Facility, first, and the Revolving Facility, second, with 100% of all net cash proceeds received by any loan party or any subsidiary thereof in connection with (a) any asset sale or disposition where such loan party receives net cash proceeds in excess of $5 million or (b) any debt issuance that is not permitted under the Amended Credit Agreement.

The Amended Credit Agreement contains customary negative covenants, including, but not limited to, restrictions on the incurrence of liens and additional debt, the sales of assets and other fundamental corporate changes, investments and the declaration of dividends. In addition, the Amended Credit Agreement requires the Borrowers to satisfy financial covenants based on their consolidated leverage ratio and a consolidated interest coverage ratio. All of the Borrowers’ covenants, which are described more fully in the Amended Credit Agreement, are subject to certain exceptions and baskets.

The Amended Credit Agreement includes the same events of default and remedies upon an event of default as the Existing Credit Agreement, including acceleration of the amounts due under the Credit Facility. The Credit Facility also continues to be guaranteed by substantially all of the wholly-owned direct and indirect subsidiaries of the Borrowers and secured by a first lien security interest in all of the personal property of the Borrowers and their wholly-owned direct and indirect subsidiaries.

The First Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the First Amendment and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Certain parties to the Amended Credit Agreement and certain of their respective affiliates have performed in the past, and may from time to time perform in the future, banking, investment banking and/or other advisory services for the Company and its affiliates for which they have received, and/or will receive, customary fees and expenses.

Joinder Agreement

In connection with the CCH Acquisition (as defined below), the Borrowers and each of the Acquired Companies (as defined below) also entered into a Joinder Agreement, dated as of February 4, 2019, by and among the Borrowers, the Acquired Companies and the Administrative Agent (the “Joinder”). By virtue of the Joinder, the Acquired Companies were made parties to, and became subject to the terms and conditions of, the Amended Credit Agreement, the Amended and Restated Security Agreement, dated as of June 29, 2018, by and among the Borrowers, the grantors party thereto and the Administrative Agent (the “Amended and Restated Security Agreement”), and the Amended and Restated Pledge Agreement, dated as of June 29, 2018, by and among the Borrowers, the pledgors party thereto and the Administrative Agent (the “Amended and Restated Pledge Agreement”).

Pursuant to the Joinder, the Amended and Restated Security Agreement, and the Amended and Restated Pledge Agreement, the Acquired Companies granted in favor of the Administrative Agent a first lien security interest in substantially all of their personal property assets and pledged to the Administrative Agent each of their respective subsidiaries’ issued and outstanding equity interests. The Acquired Companies also guaranteed the Borrowers’ obligations, whether now existing or arising after the effective date of the Joinder, under the Amended Credit Agreement pursuant to the terms of the Joinder and the Amended Credit Agreement.

A copy of the Joinder is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Joinder does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2 to this Current Report on Form 8-K.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 1, 2019, the Company and Amedisys Hospice, L.L.C., a wholly-owned subsidiary of the Company (“Amedisys Hospice”), completed the previously-announced acquisition of all of the issued and outstanding equity interests in Compassionate Care Hospice Group, Inc. (“CCH”) and its subsidiaries (collectively with CCH, the “Acquired Companies”) pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) entered into on October 9, 2018 among the Company, Amedisys Hospice, on one hand, and Milton Heching and the Heching 2012 Exempt Irrevocable Trust, as Sellers, on the other hand, for a base purchase price of $340 million (which purchase price was subject to customary purchase price adjustments based on the amount of cash of the Acquired Companies as of the closing as well as certain tax payments owed by CCH) (the “CCH Acquisition”). A portion of the purchase price was paid by the issuance of a one business day promissory note, which the Company paid off in full on February 4, 2019 pursuant to the proceeds from the Term Loan Facility advanced under the Amended Credit Agreement.

The foregoing description of the CCH Acquisition is only a summary and is subject to, and qualified in its entirety by, reference to the full text of the Stock Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 30, 2018 and is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 4, 2019, the Company entered into the First Amendment and Joinder, as further described under Item 1.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

SECTION 7 - REGULATION FD

Item 7.01.	Regulation FD Disclosure.

On February 4, 2019, the Company issued a press release announcing that it had closed the CCH Acquisition and entered into the First Amendment and the Joinder, which copy of such press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a copy of the supplemental slides which the Company plans to use in discussions with analysts is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1 and 99.2 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibits 99.1 and 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of October 9, 2018, by and among Milton Heching, the Heching 2012 Exempt Irrevocable Trust, Amedisys Hospice, L.L.C., Compassionate Care Hospice Group, Inc., and solely for purposes of Sections 3.4, 4.3(a), 4.15 and Article VIII thereof, Amedisys, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 30, 2018.)

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of February 4, 2019, by and among the Amedisys, Inc. and Amedisys Holding, L.L.C., as the borrowers, certain subsidiaries of the Company party thereto as guarantors, Bank of America, N.A., as the administrative agent, swingline lender and letter of credit issuer, JPMorgan Chase Bank, N.A., as syndication agent, Capital One Bank, National Association, Citizens Bank, N.A., Compass Bank, Fifth Third Bank, Hancock Whitney Bank, Regions Bank, and Wells Fargo Bank, National Association, as co-documentation agents, the lenders party thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citizens Bank, N.A., Fifth Third Bank and JPMorgan Chase Bank, N.A., as joint lead arrangers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as joint bookrunners (The schedules to the First Amendment have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the omitted schedules to the Securities and Exchange Commission upon request.)

10.2	Joinder Agreement, dated as of February 4, 2019, by and among Amedisys, Inc. and Amedisys Holding, L.L.C., as the borrowers, each of the new subsidiary guarantors party thereto, and Bank of America, N.A., as the administrative agent (The schedules to the Joinder have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of the omitted schedules to the Securities and Exchange Commission upon request.)

99.1	Press release dated February 4, 2019 (furnished only)

99.2	Supplemental slides regarding the CCH Acquisition (furnished only)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
President and Chief Executive Officer

DATE:	February 4, 2019